Exhibit 2

                   MUTUAL OF AMERICA INSTITUTIONAL FUNDS, INC.
                            (A Maryland Corporation)

                                     BY-LAWS

                            ARTICLE I - Stockholders

      Section l. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of New York, or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

      Section 2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required under the Investment Company Act of 1940, as amended (1940 Act), or the 1940 Act does not otherwise require a meeting to be held. An annual meeting of the stockholders of the Corporation, if held, shall be on such date and at such hour as may be from time to time designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

      Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the common stock issued and outstanding and entitled to vote thereat, except that a meeting for the purpose of considering the removal of one or more directors shall be called by the Secretary upon receipt of a request in writing signed by stockholders holding not less than 10% of the common stock issued and outstanding and entitled to vote thereat. The Secretary shall assist stockholder communication for the purpose of obtaining signatures to a request for a meeting for the purpose of considering the removal of one or more directors, essentially as set forth in Section 16(c) of the 1940 Act. A stockholders' request that the Secretary call a meeting shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing notice of the requested meeting. Upon payment to the Corporation of such costs by such stockholders, the Secretary shall give notice, stating the purpose or purposes of the meeting as required in these By-Laws, to all stockholders entitled to notice of the meeting. No meeting need be called upon the request of the holders of shares entitled to be cast at that meeting to consider any matter which is substantially the same as a matter voted upon at any meeting of stockholders held during the preceding twelve months.

      Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written notice of every meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted thereat, shall be given to each stockholder entitled to vote thereat by delivering the same to such stockholder at such

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stockholder's principal place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when
deposited  in  the  United  States  mail  addressed  to  the  stockholder.   Any
stockholder who attends any meeting of stockholders in person or by proxy or any stockholder who executes a waiver of notice which is filed with the records of the meeting, either before or after the holding thereof, waives notice of the meeting.

      Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, and only stockholders of record on that date shall be entitled to notice of and to vote at that meeting or to receive such dividends or rights. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting. The record date also may not be prior to the close of business on the day the record date is fixed.

      Section 6. Quorum, Adjournment of Meetings. Subject to Article VIII of the Corporation's Articles of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time (but not more than 120 days after the original record date for the meeting) without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

      Section 7. Conduct of Stockholders' Meetings. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board (or, if there is no Chairman of the Board), by the President, or in the absence of both the Chairman of the Board and the President, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting. In the absence of the Secretary, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then a secretary to be elected at the meeting shall so act.

      Section 8. Voting and Inspectors. A stockholder may vote Shares in person or by proxy appointed by instrument in writing subscribed by such stockholder or the stockholder's duly authorized attorney-in-fact. The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

      At any election of directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten


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

percent (10%) of the stock entitled to vote at such election shall, appoint an inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his or her ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed an inspector of election.

      Section 9. Concerning Validity of Proxies, Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of, and all ballots shall be received and canvassed by, the secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election shall have been appointed by the chairman of the meeting, in which event such inspector of election shall decide all such questions.

                         ARTICLE II - Board of Directors

      Section 1. Number and Tenure of Office. The Board of Directors may from time to time determine the number of directors, which shall be not less than three nor more than ten. Each director shall hold office until his or her successor shall have been elected and qualified. If at any time after the first meeting of stockholders less than a majority of the directors then holding office has been elected by the stockholders, an annual meeting of the stockholders shall be called for the purpose of electing the Board of Directors. Directors need not be stockholders.

      Section 2. Vacancies. Except as otherwise provided in Section 1, in case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of directors, a majority of the remaining directors, although a majority is less than a quorum, may elect a successor to hold office until the next meeting of stockholders or until his or her successor is chosen and qualifies, if, at any time after the first meeting of stockholders, immediately after filling the vacancy at least two-thirds of the directors then in office have been elected by the stockholders.

      Section 3. Increase or Decrease in Number of Directors. Except as otherwise provided in Section 1 or 2, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors and elect directors to fill the vacancies created by any such increase. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors, but any such decrease shall not affect the term in office of any director.

      Section 4. Place of Meeting. The directors may hold their meetings at any place in or outside the State of Maryland as they may from time to time determine by resolution or as shall be specified or fixed in the respective notices or waivers of notice.

      Section 5. Regular Meetings and Special Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, which may be oral (including by


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

telephone) or written (including by fax), as the directors may from time to time determine. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the directors, by oral or written notice duly served on or sent or mailed to each director not less than one day before the meeting.

      Section 6. Waiver of Notice. Any director who attends any meeting of the Board of Directors in person or any director who executes a waiver of notice that is filed with the records of the meeting either before or after the holding thereof, waives notice of such meeting. Notice or waiver of notice need not state the purpose or purposes of the meeting.

      Section 7. Quorum. One-third of the directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the 1940 Act, the Articles of Incorporation or these By-Laws.

      Section 8. Executive Committee. The Board of Directors may elect from the directors an Executive Committee to consist of such number of directors (not less than two) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. Between meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors except those listed in Section 10. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in the place of the absent member.

      Section 9. Other Committees. The Board of Directors may appoint other committees which shall in each case consist of such number of directors (not less than two) as the Board may from time to time determine and which shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

      Section 10. Powers of Committees. The Board of Directors may delegate to any of the committees appointed under Section 8 or 9 any of the powers of the Board of Directors, except the power to: (1) declare dividends or distributions on stock; (2) issue stock except pursuant to a general formula or method specified by the Board of Directors by resolution; (3) recommend


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to the stockholders any action which requires  stockholder  approval;  (4) amend the By-Laws; or (5) approve any merger or share exchange which does not require stockholder approval.

      Section 11. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

      Section 12. Action Without a Meeting. Except to the extent otherwise specifically provided by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

      Section 13. Compensation of Directors. No director shall receive any stated salary or fees from the Corporation for services as such if such director is, other than by reason of being a director, an interested person (as that term is defined by the 1940 Act) of the Corporation or of its investment adviser or principal underwriter. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

                             ARTICLE III - Officers

      Section l. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. The officers, none of whom need be directors, shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section 2. Term of Office. The term of office of all officers shall be until their respective successors are chosen and qualified, and such term of office shall not create any contract rights in the officer. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Board of Directors.


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

      Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties not inconsistent with these By-Laws as may from time to time be conferred on them by the Board of Directors or the Executive Committee.

                           ARTICLE IV - Capital Stock

      Section l. Transfer of Shares. Unless the Board of Directors directs otherwise, Shares of the Corporation shall be non-certificated, and issued Shares shall be maintained in book-entry form by the Corporation. If issued in certificate form, Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of Shares not represented by certificates, the same or similar requirements shall be imposed, as determined by officers of the Corporation.

      Section 2. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

      Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed, and may, in its discretion, require the owner of such certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claims which may arise as a result of the issue of a new certificate.

                           ARTICLE V - Corporate Seal

      The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                            ARTICLE VI - Fiscal Year

      The fiscal year of the Corporation shall end on December 31.


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                          ARTICLE VII - Indemnification

      Section 1. The Corporation shall indemnify any present or former director or officer of the Corporation who, by reason of his or her service in that capacity, is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a Proceeding) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by such director or officer in connection with such Proceeding, to the fullest extent that such indemnification may be lawful under the General Corporation Law of Maryland, as amended. The Corporation may pay any reasonable expenses so incurred by any director or officer in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under the applicable Maryland statutory provision. Any payment of indemnification or advance payment of expenses shall be made subject to and in accordance with the procedures set forth in the applicable Maryland statutory provision. However, nothing contained in the Articles of Incorporation or this Section shall protect or purport to protect any director or officer of the Corporation against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (any such conduct being hereinafter called Disabling Conduct).

      Section 2. Notwithstanding Section l, no indemnification shall be paid by the Corporation to any director or officer unless:

      (a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the director or officer to be indemnified was not liable by reason of Disabling Conduct, or there is a dismissal of either a court action or an administrative proceeding against the director or officer for insufficiency of evidence of any Disabling Conduct; or

      (b) a reasonable determination, based upon a review of the facts, is made that the director or officer to be indemnified was not liable by reason of Disabling Conduct, which determination shall be made by:

            (i) the vote of a majority of a quorum of directors who are neither interested persons of the Corporation as defined in section 2(a)(19) of the 1940 Act nor parties to the related Proceeding; or

            (ii)  an independent legal counsel in a written opinion.

      Section 3. Notwithstanding Section 1, any advance payment of expenses by the Corporation to any director or officer of the Corporation shall be made only upon the written affirmation by such director or officer of his or her good faith belief that no Disabling Conduct has occurred and the undertaking by such director or officer to repay the advance unless it is


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ultimately  determined that he or she is entitled to indemnification as provided above, and only if one of the following conditions is met:

      (a) the director or officer to be indemnified provides a security for his or her undertaking; or

      (b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

      (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the director or officer to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

            (i) a majority of a quorum of directors who are neither interested persons of the Corporation as defined in section 2(a)(19) of the 1940 Act nor parties to the related Proceeding; or

            (ii)  an independent legal counsel in a written opinion.

                       ARTICLE VIII - Amendment of By-Laws

      The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the Board of Directors.


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